UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 29, 2016

CHROMADEX CORP.
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 29, 2016, Chromadex Analytics, Inc. (“ChromaDex”), a Nevada corporation and wholly owned subsidiary of ChromaDex Corporation, entered into the Third Addendum to Lease Agreement (“Lease Amendment”), effective as of May 1, 2016, with Railhead Partners, LLC, a Colorado limited liability company (“Lessor”).  The Lease Amendment amends the Lease Agreement dated October 26, 2001, by and between Railhead Partners, LLC and NaPro BioTherapeutics, Inc., as assigned to ChromaDex Analytics, Inc. on April 9, 2003 and amended on September 24, 2003 and April 27, 2009 (the “Lease”).  The Lease and prior amendments were filed as exhibits to ChromaDex Corporation’s Current Reports on Form 8-K filed with the Commission on June 24, 2008 and April 28, 2009.  Pursuant to the Lease, ChromaDex rents approximately 12,415 square feet of office and laboratory space at 2830 Wilderness Place, Boulder CO, 80301, which serves as ChromaDex’s laboratory (the “Existing Premises”).

Pursuant to the Lease Amendment, ChromaDex and Lessor agreed to extend the term of the Lease through April 30, 2023.  The Lease Amendment provides for monthly base rent ranging from $23,471.59 to $27,210.01 for the Existing Premises during May 1, 2016 to April 30, 2023.  Pursuant to the Lease Amendment, the Lessor will perform certain work and maintenance on the HVAC system, roof, and other improvements currently located upon and serving the Existing Premises.  In addition, the Lessor will reimburse ChromaDex up to $40,000 over the term of the Lease Amendment for actual work or repairs made to the Existing Premises.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, a copy of which is filed herewith as an Exhibit and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Third Addendum to Lease Agreement, made as of February 29, 2016, by and between Railhead Partners, LLC and Chromadex Analytics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2016

CHROMADEX CORPORATION

	By:	/s/ Frank L. Jaksch Jr
Name: Frank L. Jaksch Jr.
Title: Chief Executive Officer